UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2007

VeraSun Energy Corporation

(Exact name of registrant as specified in its charter)

SOUTH DAKOTA	001-32913	20-3430241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 22nd Avenue, Brookings, SD	57006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (605) 696-7200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2007, the Board of Directors of VeraSun Energy Corporation (the “Company”) appointed Danny Herron as President effective January 1, 2008, replacing the Company’s current President, Don Endres, who will remain the Company’s Chief Executive Officer. Mr. Herron will remain the Company’s Chief Financial Officer.

Mr. Herron, 53, joined the Company as senior vice president and Chief Financial Officer in March 2006. Before joining the Company, Mr. Herron was executive vice president and chief financial officer of Swift & Company (an HM Capital Partners LLC portfolio company), a processor of fresh beef and pork products headquartered in Greeley, Colorado, from 2002 to 2006. He previously served as vice president and senior financial officer of Conagra Beef Company, a beef products manufacturer headquartered in Greeley, Colorado, from 1998 to 2002. From 1991 to 1998, Mr. Herron was employed at Borden Foods Company where he acted as snacks controller from 1991 to 1993, the chief financial officer, midwest snacks, from 1993 to 1995 and operations controller from 1995 to 1998. Mr. Herron also worked at Frito-Lay, Inc. in various capacities from 1983 to 1991.

Mr. Herron’s new base salary will be $400,000 and his targeted annual cash bonus will be 75 percent of base salary. His long term incentive plan opportunity is 120 percent of his base salary.

Item 8.01	Other Events.

On December 26, 2007, the Company issued an internal announcement to its employees concerning its expectations regarding certain matters related to the pending merger transaction with US BioEnergy Corporation. A copy of the announcement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Internal announcement issued by the Company on December 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPORATION

Date: December 26, 2007	/s/ Donald L. Endres
Donald L. Endres President and Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibits
99.1	Internal announcement issued by the Company on December 26, 2007